As filed with the U.S. Securities and Exchange Commission on November 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIT ORIGIN LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	Not Applicable
(State or other jurisdiction	(Translation of Registrant’s Name	(I.R.S. Employer
of incorporation or organization)	into English)	Identification No.)

375 Park Ave, Fl 1502

New York NY 10152

T: 347-556-4747

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

+1-212-588-0022 – telephone

+1-212-826-9307 – facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 21, 2022

Bit Origin Ltd

Up to 101,200,000 Ordinary Shares Underlying Senior Secured Convertible Note

Up to 39,758,932 Ordinary Shares Underlying Warrants

Issuable upon Conversion of Senior Secured Convertible Note and Exercise of Outstanding Warrants Sold in a Private Placement

The selling shareholder identified in this prospectus (the “Selling Shareholder”) may offer from time to time up to 140,958,932 ordinary shares of Bit Origin Ltd (“Bit Origin”, “our company”, the “Company”, “we”, “us”, and “our”), consisting of (i) up to of 101,200,000 ordinary shares (the “Conversion Shares”) issuable upon the conversion of (x) the senior secured convertible note (the “Initial Note”) issued on October 21, 2022 and (y) the Additional Note (as defined in the Securities Purchase Agreement (as defined below)) issuable under the Securities Purchase Agreement (as defined below) after the effective date of this registration statement (subject to satisfaction or waiver of certain conditions as set forth therein), and (ii) and up to 39,758,932 ordinary shares (the “Warrant Shares”) issuable upon the exercise of the warrants to purchase ordinary shares (the “Warrants”) issued in a private placement (the “October 2022 Private Placement”) to the Selling Shareholder pursuant to that certain securities purchase agreement between the Company and the Selling Shareholder, dated October 21, 2022 (the “Securities Purchase Agreement”). See “The October 2022 Private Placement” on page 12 of this prospectus.

This prospectus also covers any additional ordinary shares that may become issuable upon any adjustment pursuant to the terms of the Note and the Warrants issued to the Selling Shareholder by reason of stock splits, stock dividends, and other events described therein.

The Selling Shareholder, or its respective transferees, pledgees, donees or other successors-in-interest, may sell the Conversion Shares and the Warrant Shares  through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholder may sell the Conversion Shares and the Warrant Shares  hereunder following the effective date of this registration statement. We provide more information about how a Selling Shareholder may sell the Conversion Shares and the Warrant Shares in the section titled “Plan of Distribution” on page 19.

We are registering the Conversion Shares and the Warrant Shares on behalf of the Selling Shareholder, to be offered and sold by it from time to time. While we will not receive any proceeds from the sale of our ordinary shares by the Selling Shareholder in the offering described in this prospectus, we will receive proceeds upon the cash exercise of each of the Warrants. Upon exercise of the 39,758,932 Warrants for all Warrant Shares by payment of cash, we will receive aggregate gross proceeds of $7,110,719, at the exercise price of $1.20 per share. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Conversion Shares and the Warrant Shares. The Selling Shareholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Conversion Shares and the Warrant Shares by the Selling Shareholder. See “Use of Proceeds” on page 16 of this prospectus.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “BTOG”. On November 18, 2022, the last reported sales price of our ordinary shares on the Nasdaq Capital Market was $0.1450 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, or the “JOBS Act,” and, as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” on page 9 of this prospectus.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ beginning on page 11, and our Annual Report on Form 20-F for the year ended June 30, 2022 (the “2022 Annual Report”), which is incorporated by reference herein, before you make your investment decision.

Neither the Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022

TABLE OF CONTENTS

You should rely only on the information contained in this prospectus and any amendment or supplement to this prospectus, as well as any information incorporated by reference herein or therein. Neither we, nor the selling securityholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling securityholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference herein or therein is accurate only as of the date hereof or thereof or such other date expressly stated herein or therein, and our business, financial condition, results of operations or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Bit Origin”, “our company”, the “Company”, “we”, “us”, and “our” are to Bit Origin Ltd (formerly known as China Xiangtai Food Co., Ltd.), an exempted company incorporated in the Cayman Islands with limited liability;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“RMB” are to the legal currency of China;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“SonicHash Canada” are to SonicHash Inc., a company organized under the laws of Alberta, Canada, and a subsidiary of Bit Origin Ltd;

●	“SonicHash Singapore” are to SonicHash Pte. Ltd., a company organized under the laws of Singapore, and a subsidiary of Bit Origin Ltd;

●	“SonicHash US” are to SonicHash LLC, a Delaware limited liability company and a subsidiary of Bit Origin Ltd; and

●	“U.S. dollars,” “$,” “US$,” and “dollars” are to the legal currency of the United States;

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

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PROSPECTUS SUMMARY

Corporate History and Structure

The following diagram illustrates our corporate structure:

Bit Origin is a holding company incorporated in the Cayman Islands on January 23, 2018 with no material operations of its own.

SonicHash Canada was formed on December 14, 2021 under the laws of Alberta, Canada. It is a subsidiary of Bit Origin Ltd. It is not currently engaging in any active business and is seeking opportunities to engage in cryptocurrency mining in Canada.

SonicHash Singapore was formed on December 16, 2021 under the laws of Singapore. It is a subsidiary of Bit Origin Ltd. It is not currently engaging in any active business and is seeking opportunities in crypto asset mining and blockchain technologies in Singapore.

SonicHash US was formed on December 17, 2021 under the laws of Delaware. It is a subsidiary of Bit Origin Ltd. It is engaged in Bitcoin mining in the United States. As of the date of this annual report, it has deployed 1,490 miners in a mining facility in Macon, Georgia and 1,700 miners in a mining facility in Marion, Indiana.

On April 27, 2022, as approved by a majority of shareholders in a special meeting of shareholders, we completed a disposition in which we sold all the equity interest in its subsidiaries WVM Inc. and China Silanchi Holding Limited for a total price of US$1,000,000 pursuant to a share purchase agreement dated March 31, 2022. Such disposition includes the sale of the subsidiaries and consolidated variable interest entities of WVM Inc. and China Silanchi Holding Limited, including the following:

●	CVS Limited (“Xiangtai HK”), a company formed on March 4, 2015 under the law of Hong Kong SAR and a wholly-owned subsidiary of WVM Inc. Xiangtai HK was not engaging in any active business and merely acting as a holding company.

●	Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (“Xiangtai WFOE”), a company formed on September 1, 2017 under the laws of the People’s Republic of China (“PRC”) and a wholly-owned subsidiary of Xiangtai HK. Xiangtai WFOE was not engaging in any active business and merely acting as a holding company.

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●	Chongqing Pengmei Supermarket Co., Ltd. (“CQ Pengmei”), a company formed on July 27, 2017 under the laws of the PRC and a wholly-owned subsidiary of Xiangtai WFOE. CQ Pengmei used to engage in grocery stores operation in Chongqing, China, which had been discontinued since February 2020.

●	Guangan Yongpeng Food Co., Ltd. (“GA Yongpeng”), a company formed on May 10, 2008 under the laws of the PRC and a wholly-owned subsidiary of Xiangtai WFOE. GA Yongpeng used to engage in the slaughtering, processing, packing, distribution, wholesale, and retail of various pork meat products, which had been discontinued since April 2021.

●	Haochuangge Limited (“Haochuangge HK”), a company formed on January 6, 2020 under the law of Hong Kong SAR and a wholly-owned subsidiary of China Silanchi Holding Limited. Haochuangge HK was not engaging in any active business and is merely acting as a holding company.

●	Beijing Gangyixing Technology Co. (“Gangyixing WFOE”), a company formed on June 28, 2020 under the laws of the PRC and a wholly-owned subsidiary of Haochuangge HK. Gangyixing WFOE was not engaging in any active business and is merely acting as a holding company.

●	Beijing Fu Tong Ge Technology Co., Ltd. (“Fu Tong Ge”), a company formed on June 28, 2020 under the laws of the PRC. Gangyixing WFOE, Fu Tong Ge and the shareholders of Fu Tong Ge entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Gangyixing WFOE was deemed the primary beneficiary of Fu Tong Ge for accounting purposes and we consolidated the financial information of Fu Tong Ge in our consolidated financial statement. Fu Tong Ge was not engaging in any active business.

●	Chongqing Penglin Food Co., Ltd. (“CQ Penglin”), a company formed on November 3, 2005 under the laws of the PRC. Xiangtai WFOE, CQ Penglin and the shareholders of CQ Penglin entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Xiangtai WFOE was deemed the primary beneficiary of CQ Penglin for accounting purposes and we consolidated the financial information of CQ Penglin in our consolidated financial statement. CQ Penglin used to engage in the slaughtering, processing, packing, distribution, wholesale, and retail of various pork meat products, which had been discontinued since April 2021.

●	Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC” and together with CQ Penglin and Fu Tong Ge, the “VIEs”), a company formed on March 14, 2012 under the laws of the PRC. Xiangtai WFOE, JMC and certain shareholder of JMC entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Xiangtai WFOE was deemed the primary beneficiary of JMC for accounting purposes and we consolidated the financial information of JMC in our consolidated financial statement. JMC was primarily engaged in the sales and distribution of feed raw material and formula solution (soybean meal and soybean oil) to animal husbandry businesses, feed solution manufacturers and trading companies.

As a result of the disposition, the Company does not operate under a VIE structure anymore.

Effective February 15, 2022, the Company changed the trading symbol of its ordinary shares from “PLIN” to “BTOG”. Effective April 29, 2022, the Company changed its name from “China Xiangtai Food Co., Ltd.” to “Bit Origin Ltd”.

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Business Overview

Bit Origin is a Cayman Islands exempted company and conducts business through its operating subsidiary, SonicHash US, in the United States.

As part of our growth strategy, we have been actively seeking opportunities to deploy emerging technologies, including crypto asset mining and blockchain technologies with diversified expansion strategy recently. In particular, we are engaged in Bitcoin mining. We will use specialized computers, known as miners, to generate Bitcoins, a digital asset (also known as a cryptocurrency). The miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply greater computational power, or “hash rate”, to provide transaction verification services (known as solving a block) which helps support the Bitcoin blockchain. For every block added, the Bitcoin blockchain awards a Bitcoin award equal to a set number of Bitcoins per block. These Bitcoin awards are subject to “halving,” whereby the Bitcoin award per block is reduced by half in order to control the supply of Bitcoins on the market. When Bitcoin was first launched in 2009, miners were awarded 50 Bitcoins if they first solved a new block; this award was halved to 25 Bitcoins per new block in 2012, and halved again in 2016 to 12.5 Bitcoins per new block. Most recently, in May 2020, the then prevailing reward of 12.5 Bitcoins per new block was halved to 6.25 Bitcoins. This reward rate is expected to next halve during 2024 to 3.125 Bitcoins per new block and will continue to halve at approximately four-year intervals until all potential 21 million Bitcoins have been mined. Miners with a greater hash rate have a higher chance of solving a block and receiving a Bitcoin award.

Since December 2021, SonicHash US has purchased 4,250 miners during the period and since May 2022, 3,190 of the miners have been installed and are operating, representing a total mining hash rate of 308 PH/S. SonicHash US has 1,490 miners, representing a hash power of 142PH/s, deployed in a mining facility in Macon, Georgia, and 1,700 miners, representing a hash power of 166PH/s, deployed in a mining facility in Marion, Indiana. From May 2022 to September 2022, SonicHash US mined a total of 63.87 Bitcoins.

Mining Facilities

Macon, Georgia

The mining facility in Macon, Georgia is managed by Horizon Mining Ltd. SonicHash US entered into a hosting agreement with Horizon Mining Ltd on May 1, 2022, pursuant to which Horizon Mining Ltd will provide electricity, internet and other maintenance services to maintain the operation of the mining equipment. The hosting agreement is for a term of one year from execution and can be extended at any time upon agreement of both parties. If either party commits a material breach of the hosting agreement and fails to cure with 30 days after such breach, the non-breaching party can terminate the hosting agreement. The service fee is $295,082 per month. SonicHash US has paid a deposit in the amount of $741,585 pursuant to the hosting agreement and such deposit will be returned to SonicHash US within 7 days after all the mining equipment is removed from the facilities. The hosting agreement will expire on April 30, 2023. Either party can extend the agreement with prior notice to the other party.

Marion, Indiana

The mining facility in Marion, Indiana is managed by Your Choice Four CA, Inc. On June 6, 2022, SonicHash US entered into a hosting agreement with Your Choice Four CA, Inc., pursuant to which SonicHash US will deliver Bitcoin mining equipment to the Your Choice Four CA, Inc.’s facilities in the State of Indiana and Your Choice Four CA, Inc. will install the mining equipment and provide electricity, internet and other maintenance services to maintain the operation of the mining equipment. The hosting agreement is for a term of one year and can be renewed with a four months’ advance notice to Your Choice Four CA, Inc. If either party has material breach of the hosting agreement and fails to cure with 30 days after such breach, the non-breaching party can terminate the hosting agreement. In addition, SonicHash US can terminate the hosting agreement if Your Choice Four CA, Inc. fails to furnish the services during any two-month period or for 7 consecutive days excluding downtime caused by scheduled maintenance, demand response curtailment and/or force majeure. The service fee is calculated by: (Electrical Meter Reading + Electrical Meter Reading * 3% Electrical Power Loss) * Electricity Rate ($0.060/kW). SonicHash US has paid a deposit in the amount of $404,914 and such deposit will be returned to SonicHash US within 30 days upon termination of the hosting agreement. Sonic Hash US also entered into a service agreement with Ever Best Bit Limited on June 10, 2022, to document that the Ever Best Bit Limited facilitated SonicHash US to enter into the hosting agreement with Your Choice Four CA, Inc. SonicHash US agreed to pay Ever Best Bit Limited a service fee of $0.024/kWh, calculated based on the following formula: Total Services Fee: (Electrical Meter Reading + Electrical Meter Reading * 3% Electrical Power Loss) * Electricity Rate $0.024/kWh. The service agreement shall only terminate when the hosting agreement terminates.

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On July 6, 2022, SonicHash US entered into another hosting agreement with Your Choice Four CA, Inc., pursuant to which SonicHash US will deliver 700 units of Bitcoin mining equipment to Your Choice Four CA, Inc.’s facilities in the State of Indiana and Your Choice Four CA, Inc. will install the mining equipment and provide electricity, internet and other maintenance services to maintain the operation of the mining equipment. The hosting agreement is for a term of one year and can be renewed with a four months’ advance notice to Your Choice Four CA, Inc. If either party has material breach of the hosting agreement and fails to cure within 30 days after such breach, the non-breaching party can terminate the Hosting Agreement. In addition, SonicHash US can terminate the hosting agreement if Your Choice Four CA, Inc. fails to furnish the services during any two-month period or for 7 consecutive days excluding downtime caused by scheduled maintenance, demand response curtailment and/or force majeure. The service fee is calculated by: (Electrical Meter Reading + Electrical Meter Reading * 3% Electrical Power Loss) * Electricity Rate ($0.060/kWh). SonicHash US has paid a deposit in the amount of $283,440 and such deposit will be returned to SonicHash US within 30 days upon termination of the hosting agreement. On July 7, 2022, SonicHash US entered into another service agreement with Ever Best Bit Limited, to document that Ever Best Bit Limited facilitated SonicHash US to enter into the hosting agreement with Your Choice Four CA, Inc. SonicHash US agreed to pay Ever Best Bit Limited a service fee of $0.020/kWh, calculated based on the following formula: Total Services Fee: (Electrical Meter Reading + Electrical Meter Reading * 3% Electrical Power Loss) * Electricity Rate $0.020/kWh. The service agreement shall only terminate when the hosting agreement terminates.

Cheyenne, Wyoming

On June 10, 2022, the Company entered into a subscription agreement with a limited partnership (the “Partnership”), pursuant to which the Company agreed to invest $3,000,000 in the Partnership as a limited partner for a sharing percentage of 8.8235%. Based on the amended and restated limited partnership agreement of the Partnership, the primary purpose of the Partnership is to seek long-term capital appreciation by acquiring, holding, financing, refinancing and disposing of securities in the portfolio company (as defined in the limited partnership agreement), which will construct a mining site with capacity up to 75 megawatts (“MW”) in Cheyenne, Wyoming. The mining site is expected to power on and kick off the hosting operations with a capacity of 45 MW in December 2022.

Disposition and Discontinued Operations

Prior to April 2021, our then subsidiaries and variable interest entities engaged in the pork processing business and had operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. Prior to February 2020, one of our then subsidiaries operated a grocery store in Chongqing, China that sold our pork and meat products and other consumer goods. In February 2020, the grocery store operation was discontinued. In April 2021, the pork processing business was discontinued.

On April 27, 2022, we sold 100% equity interest in WVM Inc. and China Silanchi Holding Limited, including the subsidiaries and consolidated variable entities of WVM Inc. and China Silanchi Holding Limited (See “—Corporate History and Structure”), to an unrelated third party for a total of $1,000,000 pursuant to a securities purchase agreement dated March 31, 2022. Such disposition includes the sale of the grocery store and meat processing business.

Grocery Store

In July 2018, we acquired CQ Pengmei and opened two grocery stores in Chongqing in November 2017 that offered a variety of consumer goods. One of the grocery stores was closed in August 2018 due to the landlord’s failure to meet the fire safety requirements. We filed a lawsuit against the landlord for breach of the store operating lease. The lawsuit is still ongoing. In February 2020, due to the increase in inventory purchase cost and the quarantine restrictions as a result of the COVID-19 pandemic in China, we closed the other grocery store.

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Meat Processing

We used to engage in the slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts through CQ Penglin and GA Yongpeng. We used to sell fresh pork to distributors, who then sold to pork vendors in farmers’ markets. Due to the African Swine fever affecting China in October 2018, the supply of hogs decreased. Also, starting from March 2019, the Chongqing government started requiring all local slaughtering houses to only purchase hogs from hog farms in Chongqing, which further limited the supply of hogs. The decrease in supply increased the price of hogs and increased our cost of per unit slaughtering and processing. Starting in January 2020, due to the COVID-19 pandemic and quarantine measures, our sales volume in farmers markets decreased. We were operating at losses during the fiscal year ended June 30, 2020 and 2021. In addition, in March 2021, we ceased operation of the slaughtering and food processing facilities as a result of a legal dispute between CQ Penglin and Chongqing Puluosi Small Mortgage Co., Ltd. The food processing facility was sealed by the court and is subject to a lien. The court ordered the sale of this facility to enforce the court verdict against CQ Penglin. The slaughtering facility is subject to the same lien pursuant to the same court order, and pursuant to which order the facility cannot be sold, transferred or otherwise disposed without approval of the court. As a result, in April 2021, we discontinued the meat processing business.

Industry Overview

Blockchain

A blockchain is a digital, decentralized, public ledger that exists across a network. Unlike a centralized database, a blockchain ledger typically maintains copies of itself across many computers (“nodes”) in the network so that the record cannot be altered retroactively without the alteration of all subsequent blocks and the collusion of the network.

The network organizes transactions by putting them into groups called blocks. Each block contains a defined set of transactions and a link to the previous block in the chain. Adding a new entry or block requires a method of consensus between nodes the block to post to the ledger and become permanent.

Cryptocurrency

Currently, the most common application of blockchain technology is cryptocurrency. Cryptocurrency is an encrypted decentralized digital currency transferred between peers and confirmed on the blockchain via a process known as mining. Cryptocurrencies are not backed by a central bank or a national, supra-national or quasi-national organization and are typically used as a medium of exchange.

Cryptocurrencies can be used to purchase goods and services, either online or at physical locations, although data is not readily available about the retail and commercial market penetration of cryptocurrencies. To date, the rate of adoption and use of cryptocurrencies for paying merchants has trailed the broad expansion of retail and commercial acceptance of cryptocurrency. Other markets, such as credit card companies and certain financial institutions are not accepting such digital assets. It is likely that there will be a strong correlation between the continued expansion of the Cryptocurrency Network and its retail and commercial market penetration.

Bitcoin

Bitcoin is the most common cryptocurrency currently in use. Bitcoin was invented in 2008 and launched in 2009 by an anonymous person under the pseudonym Satoshi Nakamoto. As described in the original white paper, Bitcoin is a decentralized currency that allows online payments to be sent from one party to another without the use of financial institutions. Upon verification by devices, authenticated transactions are forever added to a public ledger for all to view in the Bitcoin network. The goal of Bitcoin was to eliminate the use of third parties to authenticate transactions, and thereby minimizing transaction costs, reducing practical transaction size, and enabling the ability to make non-reversible payments for non-reversible services.

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Bitcoin Mining

“Mining” describes the process whereby a blockchain consensus is formed. The Bitcoin consensus, for example, entails solving complex mathematical problems using custom-designed computers.

When Bitcoins are sent, the transaction(s) are broadcasted to all nodes in the Bitcoin network. Each node bundles a collection of transactions into an encrypted block and attempts to solve the code to the encrypted block, to verify that all transactions within the block are valid. Once the code is deciphered, that code is sent to all other miners who can easily verify that the hash is indeed correct. When enough nodes agree that the hash is correct, this block is added to the existing chain and miners move on to work on the next block. This mechanism where “miners” solve cryptographic puzzles and prove that they have done so by writing the solution to the blockchain is known as “proof-of-work.” The verification is necessary because, unlike physical cash that can only be held by one party at any point in time, cryptocurrency can be copied and sent to multiple recipients if there are no safeguards.

Mining Incentives

As an incentive to expend time, power and other resources to mine Bitcoin, miners are rewarded in Bitcoin and transaction fees. Each computation is a hash, and the speed at which these problems can be solved at is measured in hash rate.

However, the number of Bitcoin rewarded is reduced by 50% for every 210,000 blocks mined. Given that a block is added to the ledger about every 10 minutes, the “halving” takes place approximately once every 4 years until all 21 million Bitcoins have been “unearthed”. Currently, each block mined rewards 6.25 Bitcoins and the next halving is expected to occur on March 2024, at which point each block mined would only reward 3.125 Bitcoins.

In addition to mining rewards, miners can also earn money through transaction fees. When a user decides to send Bitcoin, the transaction is first broadcasted to a memory pool before being added to a block. Because each block can only contain up to 1 megabyte of information, miners can pick and choose from the memory pool which transactions to bundle into the next block.

During periods of heavy network usage, there can oftentimes be more transactions awaiting confirmation than there is space in a block. In such situations, users compete for miners’ computation power by adding fees (“tips”) onto their transactions in the hope that miners would prioritize their transactions. Larger “tips” are required to incentivize miners to mine larger transactions.

Legal Proceedings

There are no actions, suits, proceedings, inquiries or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company that are outside the ordinary course of business or in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise.

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Corporate Information

Our principal executive offices are located at 375 Park Avenue, Fl 1502, New York NY 10152. The telephone number of our principal executive offices is 347-556-4747. Our registered office in the Cayman Islands is provided by McGrath Tonner Corporate Services Limited and located at 5th Floor, Genesis Close, George Town, PO Box 446, Grand Cayman, KYl-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 10 E. 40th Street, 10th Floor, New York, NY 10016. Our corporate website is http://bitorigin.io/. The information contained in our website is not a part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

9

ABOUT THIS OFFERING

Securities offered by the Selling Shareholder:	140,958,932 shares of our ordinary shares, which includes (i) up to 46,200,000 ordinary shares issuable upon the conversion of the Initial Note(1), (ii) up to 55,000,000 ordinary shares issuable upon the conversion of the Additional Note(2), and (iii) up to 39,758,932 ordinary shares issuable upon the exercise of the Warrants.

Shares Outstanding Before the Offering:	100,542,872

Shares Outstanding After the Offering:	241,501,804

Use of Proceeds:	We will not receive any proceeds from the sale of the Conversion Shares and the Warrant Shares by the Selling Shareholder. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the Selling Shareholder. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes. See “Use of Proceeds” on page 16.

Risk Factors:	An investment in the ordinary shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 10 and other information in this prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq symbol:	Our ordinary shares are currently quoted on the Nasdaq Capital Market under the trading symbol “BTOG”.

The number of ordinary shares outstanding prior to and that will be outstanding after this offering is based on 100,542,872 ordinary shares outstanding as of November 18, 2022, and excludes:

•	up to 4,667 ordinary shares underlying warrants expiring September 4, 2023;

•	up to 45,000 ordinary shares underlying options, half of which expiring February 14, 2023, and half of which expiring May 14, 2023;

•	up to 17,175,412 ordinary shares underlying warrants expiring November 24, 2026;

•	up to 858,770 ordinary shares underlying warrants expiring November 24, 2026;

•	up to 18,124,400 ordinary shares underlying warrants expiring February 2, 2027;

•	up to 906,220 ordinary shares underlying warrants expiring February 2, 2027;

•	up to 490,196 ordinary shares underlying warrants expiring June 6, 2027; and

•	up to 73,530 ordinary shares underlying warrants expiring June 28, 2027.

(1) The Initial Note in the amount of $2,100,000 was issued on October 21, 2022.

(2) The Additional Note may be issued at an additional closing under the Securities Purchase Agreement at the Selling Shareholder’s election, on or prior to the second anniversary of the earlier of (x) the first date on which this registration statement has been declared effective, or (y) the first date on which the securities registratable pursuant to the Registration Rights Agreement entered into on October 21, 2022 are eligible to be resold by the Selling Shareholder pursuant to Rule 144.10

10

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our Annual Report on Form 20-F for the year ended June 30, 2022 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

11

THE OCTOBER 2022 PRIVATE PLACEMENT

The Private Placement

Securities Purchase Agreement

On October 21, 2022, the Company, entered into the Securities Purchase Agreement with the Selling Shareholder pursuant to which the Company sold an Initial Note in the original principal amount of $2,100,000 and the Warrants to purchase up to 5,108,275 ordinary shares of the Company, at a purchase price of $1,974,000.

On October 21, 2022, the Company completed its sale to the Selling Shareholder of the Note and the Warrants pursuant to the Securities Purchase Agreement. The gross proceeds from the sale of the Note and the Warrants were $1,974,000, prior to deducting transaction fees and estimated expenses.

Subject to satisfaction (or waiver) of certain conditions, the Selling Shareholder has the right, but not the obligation, under the Securities Purchase Agreement to purchase, and to require the Company to sell to the Selling Shareholder, an Additional Note up to the original principal amount of $2,500,000 at an additional closing. The Selling Shareholder may elect to effect such an additional closing on or prior to the second anniversary of the earlier of (x) the first date on which this registration statement has been declared effective, or (y) the first date on which the securities registratable pursuant to the Registration Rights Agreement entered into on October 21, 2022 are eligible to be resold by the Selling Shareholder pursuant to Rule 144.

Security and Pledge Agreement

The Company also entered into a security and pledge agreement (the “Security and Pledge Agreement”), dated October 21, 2022, with the Selling Shareholder and SonicHash LLC (the “Guarantor Subsidiary”). The Security and Pledge Agreement granted a security interest in favor of the Collateral Agent (as defined in the Security and Pledge Agreement) for the benefit of the Selling Shareholder in all personal property and assets, with certain exceptions, of the Company and the Guarantor Subsidiary and to perform the Company’s obligations under the Securities Purchase Agreement, the Note, the Security and Pledge Agreement and the other transaction documents.

Guaranty

The Guarantor Subsidiary also entered into a Guaranty (the “Guaranty”) dated October 21, 2022, with the Selling Shareholder, pursuant to which the Guarantor Subsidiary agrees to guaranty the Company’s obligations under the Securities Purchase Agreement, the Note, the Security and Pledge Agreement and the other transaction documents.

Note

The Note is convertible at an initial conversion price equal to $0.33 per ordinary share (the “Conversion Price”), which is 115% of the average VWAP of the five trading days immediately prior to closing, and include anti-dilution adjustments in the event any ordinary shares or other equity or equity equivalent securities payable in ordinary shares are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), in each case, at a price less than the exercise price then in effect, which automatically decreases the Conversion Price of the Note upon the occurrence of such event; provided, that the Conversion Price may not be less than $0.06 per ordinary shares, which is 20% of the closing bid price of the trading day immediately prior to closing.  The holder of the Note has the right to convert all or a portion of the Note at any time after the six month anniversary of the date of issuance and prior to the maturity date, which is two years from the date of issuance.

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The Note has an interest of the greater of (i) twelve percent (12% per annum) and (ii) the sum of (A) the Prime Rate in effect as of such date of determination and (B) six (6%) per annum; provided, that if such Interest is being paid in ordinary shares, such Interest shall recalculated in connection with such issuance of ordinary shares at a deemed rate of the greater of (i) fifteen percent (15% per annum) and (ii) the sum of (A) the Prime Rate in effect as of such date of determination and (B) nine (9%) per annum. If an event of default continues, such interest rate shall be adjusted on each trading day in which an event of default is continuing to the sum of (x) the interest rate then in effect on such date of determination and (y) five percent (5.0%) per annum. The interest shall be paid in ordinary shares as long as there is no equity condition failure; provide that the Company may, at its option, pay interest in cash or in a combination of cash and ordinary shares.

The Company may redeem the Notes in whole, and not in part, at its option, at any time prior to the maturity date, for a cash purchase price of the aggregate principal amount of any Notes to be redeemed plus accrued and unpaid interest thereon at a 6% premium (or 12% premium if the redemption occurs six months after the date of issuance of the Notes). If an event default occurs, any holder of the Notes may require the Company to redeem all or any portion of the Note at a 25% premium to the greater of (i) the aggregate principal amount of Notes to be redeemed, and (ii) the equity value of our ordinary shares underlying the Notes calculated using the greatest closing sale price of our ordinary shares on any trading day immediately preceding such event of default and the date of such redemption.

The Note includes restrictive covenants that, subject to specified exceptions, limit the ability of the Company and its subsidiaries to (a) incur debt or issue preferred shares or disqualified stock; (b) make (i) dividends and distributions, (ii) redemptions and repurchases of equity, (iii) investments and (iv) prepayments, redemptions and repurchases of subordinated debt; (c) incur liens; (d) make asset sales; and (e) enter into transactions with affiliates. In addition, the Company is required to maintain minimum unrestricted cash and cash equivalents of $600,000.

The Note also includes customary events of default after which the holder of the Notes may accelerate the maturity of the Notes to become due and payable immediately; provided, however, that the Note will be automatically accelerated upon certain events of bankruptcy, insolvency and reorganization involving the Company or any of its subsidiaries. Such events of default include: (i) failure to file the registration statement that registers the ordinary shares underlying the Note and Warrants within 30 days from closing or failure to cause such registration statement effective within 120 days from closing, (ii) the lapse in effectiveness of such registration statement for 5 consecutive days or for more than an aggregate of 10 days in any 365-day period, with certain exceptions, (iii) the suspension or threatened suspension from trading for 5 consecutive trading days, (iv) failure to cure a conversion failure or a delivery failure within 5 trading days, (v) failure to reserve the adequate number of our ordinary shares, for 10 consecutive days, (vi) failure to pay any amount of principal, interest, late charges or other amounts when due under the Note or any other transaction document, with certain excecptions, (vii) failure to remove any restrictive legend on the ordinary shares issued upon conversion of the Note and such failure remains uncured for at least 5 days, (vii) any default under, redemption of or acceleration prior to maturity of at least an aggregate of $250,000 of indebtedness, (ix) certain events of bankruptcy, insolvency and reorganization involving the Company, (x) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay, (xi) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $250,000, (xii) breach of any representations and warranties or covenants of any transaction documents, (xiii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the equity conditions are satisfied, (B) there has been no equity conditions failure, or (C) as to whether any event of default has occurred, (xiv) any material adverse effect, (xv) any material provision of any transaction document ceases to be valid and binding on or enforceable against the Company or any guarantor subsidiary or the Company, and (xvi) any material damage to the collateral, which causes the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any subsidiary for more than 15 consecutive days.

Warrants

The Warrants have a seven-year term and a $1.20 per share exercise price, and include anti-dilution adjustments in the event any ordinary shares or other equity or equity equivalent securities payable in ordinary shares are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), in each case, at a price less than the exercise price then in effect, which automatically decreases the exercise price of the Warrants upon the occurrence of such event, and increases the number of ordinary shares issuable upon exercise of the Warrants, such that the aggregate exercise price of all Warrants remains the same before and after any such dilutive event. The Warrants also provide for cashless exercise if the Warrants are not registered within 12 months after the closing.

13

CAPITALIZATION AND INDEBTNESS

The following table sets forth our capitalization as of June 30, 2022:

•	on an actual basis, as derived from our audited consolidated financial statements as of June 30, 2022, which are incorporated by reference into this prospectus;

•	on an as adjusted basis to give effect to the issuance of 8,685,574 ordinary shares on August 22,2022 pursuant to an asset purchase agreement dated August 14, 2022; and;

•	on an as further adjusted basis to give effect to the full issuance of the Conversion Shares and the Warrant Shares pursuant to the Securities Purchase Agreement.

You should read this table together with our 2022 Annual Report and our financial statements and related notes included in our 2022 Annual Report, incorporated by reference herein.

	As of June 30, 2022
	Actual		As Adjusted (unaudited)		As Further Adjusted (unaudited)
	US$		US$		US$
Shareholders’ Equity
Ordinary shares, $0.01 par value, 300,000,000 shares authorized, 91,857.298 shares issued and outstanding, actual, and 100,542,872 shares issued and outstanding, proforma as adjusted, and 241,501,804 shares issued and outstanding, proforma as further adjusted		$918,573		$1,005,429		$2,415,018
Additional paid-in capital		$69,719,807		$72,742,951		$75,397,362
Deferred share compensation	$		$		$
Statutory reserves	$		$		$
Accumulated deficit		$(35,983,424)		$(35,983,424)		$(35,983,424)
Accumulated other comprehensive income	$		$		$
Total shareholders’ equity		$34,654,956		$37,764,956		$41,828,956
Total Liabilities and Shareholders’ Equity		$34,954,924		$38,064,924		$42,128,924

14

DILUTION

Because the Selling Shareholder may offer and sell the ordinary shares covered by this prospectus at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this prospectus information about the dilution (if any) to the public arising from these sales.

15

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Conversion Shares and the Warrant Shares by the Selling Shareholder. All net proceeds from the sale of the ordinary shares covered by this prospectus will go to the Selling Shareholder. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. We cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. Any proceeds we receive from the exercise of the Warrants will be used for working capital and general corporate purposes.

We have agreed to bear all of the expenses incurred in connection with the registration of the Conversion Shares and the Warrant Shares. The Selling Shareholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Conversion Shares and the Warrant Shares.

Amount of Proceeds from Sale of the Note

The Company has sold the Note in an aggregate of a principal amount of $2,100,000 and the Warrants to purchase up to 5,108,275 ordinary shares of the Company, at a purchase price of $1,974,000.

Interest Payments(1)	$315,000
Redemption Premium(2)	$252,000
Total:	$567,000

(1)	The Note has an interest of the greater of (i) twelve percent (12% per annum) and (ii) the sum of (A) the Prime Rate in effect as of such date of determination and (B) six (6%) per annum; provided, that if such Interest is being paid in ordinary shares, such Interest shall recalculated in connection with such issuance of ordinary shares at a deemed rate of the greater of (i) fifteen percent (15% per annum) and (ii) the sum of (A) the Prime Rate in effect as of such date of determination and (B) nine (9%) per annum. If an event of default continues, such interest rate shall be adjusted on each trading day in which an event of default is continuing to the sum of (x) the interest rate then in effect on such date of determination and (y) five percent (5.0%) per annum. This table has assumed that there is no event of default.

(2)	We are required to pay a redemption premium in several circumstances. If the Company (i) redeems the Note during the first six months following the issuance date, the redemption premium is 106% of the conversion amount being redeemed; (ii) redeems the Note after the first six months following the issuance date, the redemption premium is 112% of the conversion amount being redeemed; (iii) conducts subsequent financing, the holder of the Note may require the Company to redeem the portion of the outstanding value of the Note in cash at a price equal to 110% of the subsequent placement redemption amount (which shall be up to 30% of the gross proceeds such subsequent financing). In case of an event of default, the holder of the Note may require the Company to redeem all or any portion of the Note at a redemption premium of 125%. This table has assumed that there is no event of default.

The following sets forth the gross proceeds paid or payable to us in connection with our issuance of the Note, all payments that have been made or that may be required to be made by us in connection with the issuance of the Note, our resulting net proceeds and the combined total possible profit to be realized as a result of any conversion discounts regarding the Conversion Shares.

Gross proceeds to the Company	$1,974,000

All payments that have been made or that may be required to be made by the Company to the Selling Shareholder of the Note	$567,000

Net proceeds to the Company if we make all such payments to the Selling Shareholder	$1,407,000

All payments that have been made or that may be required to be made by the Company to the Selling Shareholder of the Note as a percentage of net proceeds	40.30%

The combined total possible profit to be realized as a result of any conversion discounts regarding the Conversion Shares(1)	$0

The combined total possible profit to be realized as a result of any conversion discounts regarding the Conversion Shares as a percentage of net proceeds	0%

(1)	The actual profit as a result of the conversion discount cannot be calculated until conversion as the conversion price depends on market conditions at and before conversion, and it may be significantly greater.

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SELLING SHAREHOLDER

The ordinary shares being offered by the Selling Shareholder are those issuable to the Selling Shareholder upon conversion of the Notes (as defined below) and exercise of the Warrants. For additional information regarding the issuance of the Notes and the Warrants, see “The October 2022 Private Placement” above. We are registering the ordinary shares in order to permit the Selling Shareholder to offer the shares for resale from time to time. Except for the ownership of the Notes and the Warrants issued pursuant to the Securities Purchase Agreement, the Selling Shareholder has not had any material relationship with us within the past three years.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the ordinary shares held by the Selling Shareholder. The second column lists the number of ordinary shares beneficially owned by the Selling Shareholder, based on its ownership of ordinary shares, Notes and Warrants, as of November 18, 2022, assuming conversion of the Notes and exercise of the Warrants held by the Selling Shareholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the ordinary shares being offered by this prospectus by the Selling Shareholder and does not take in account any limitations on (i) conversion of the Notes set forth therein or (ii) exercise of the Warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holder of the Notes and the Warrant, this prospectus generally covers the resale of the sum of (i) 100% of the maximum number of ordinary shares issued or issuable pursuant to the Initial Notes and Additional Notes (collectively the “Notes”), including payment of interest on the Notes through the third anniversary of October 21, 2022, and (ii) 116% of the maximum number of ordinary shares issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Notes (including interest on the Notes through November 18, 2022 and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the $0.06 floor price of the Notes or the exercise price of the Warrants then in effect (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price and alternate conversion price of the Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the Notes and the Warrants, the Selling Shareholder may not convert the Notes or exercise the Warrants to the extent (but only to the extent) the Selling Shareholder or any of its affiliates would beneficially own a number of shares of our ordinary shares which would exceed 4.99% of the outstanding shares of the Company (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The Selling Shareholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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	Ordinary Shares Owned Prior to Offering (1)			Maximum Number of Ordinary Shares to be Sold(4)	Ordinary Shares Owned After Offering(5)
	Shares		Percent		Shares	Precent
ATW Digital Asset Opportunities LLC(2)	5,285,000	(3)	4.99%	140,958,932	0	0%

(1)	Applicable percentage ownership is based on 100,542,872 shares of our ordinary shares outstanding as of November 18, 2022, and based on 241,501,804 shares of our ordinary shares outstanding after the offering.

(2)	ATW Partners Opportunities Fund II GP, LLC, the manager to ATW Digital Asset Opportunities LLC, has discretionary authority to vote and dispose of the shares held by ATW Digital Asset Opportunities LLC and may be deemed to be the beneficial owner of these shares. Kerry Propper and Antonio Ruiz-Gimenez, each in their capacity as Managing Members of ATW Partners Opportunities Fund II GP, LLC, may also be deemed to have investment discretion and voting power over the shares held by ATW Digital Asset Opportunities LLC. ATW Partners Opportunities Fund II GP, LLC, Mr. Propper and Mr. Ruiz-Gimenez each disclaim any beneficial ownership of these shares. The address of the Selling Shareholder is c/o ATW Partners Opportunities Management, LLC 17 State Street, Suite 2100, New York, NY 10004.

(3)	This column lists the number of shares of our ordinary shares beneficially owned by the Selling Shareholder as of November 18, 2022 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of November 18, 2022, the Selling Shareholder would beneficially own an aggregate of up to 140,958,932 shares of our ordinary shares, consisting of (i) up to 46,200,000 shares of ordinary shares underlying the outstanding Initial Notes held by the Selling Shareholder, converted at the floor price of $0.06 per share, all of which shares are being registered for resale under this prospectus, (ii) up to 55,000,000 shares of ordinary shares underlying the Additional Notes issuable pursuant to the Securities Purchase Agreement after the effective date of this registration statement, converted at the floor price of $0.06 per share, all of which shares are being registered for resale under this prospectus, and (iii) up to 39,758,932 shares underlying the Warrants held by the Selling Shareholder, currently exercisable at an exercise price of $1.20, all of which are being registered for resale under this prospectus.

(4)	In accordance with the terms of the registration rights agreement with the Selling Shareholder, for purposes of the calculations of ordinary shares to be sold pursuant to the prospectus we are assuming (i) the Additional Notes in the original principal amount of $2,500,000 have been issued pursuant to the Securities Purchase Agreement, (ii) interest has accrued on the Initial Notes and Additional Notes through the two-year maturity date and is paid in ordinary shares, at an interest rate of 16% per annum, which interest rate is based on a Prime Rate of 7% as of November 14, 2022, (iii) an event of default under the Initial Notes and Additional Notes has not occurred, (iv) the Initial Notes and Additional Notes are each converted in full at the floor price of $0.06 per share without regard to any limitations set forth therein, (v) the exercise of 116% of the ordinary shares underlying the Warrant at an exercise price of $1.20, without regard to any limitations set forth therein, and (vi) the warrant number of the Warrant shall automatically increase on the closing date of the Additional Note to such aggregate number of ordinary shares equal to 70% of the quotient of (a) the aggregate principal amount of the Additional Notes, divided by (b) the floor price of $0.06, in each case solely for the purpose of such calculation.

(5)	Represents the amount of shares that will be held by the Selling Shareholder after completion of this offering based on the assumptions that (a) all ordinary shares underlying the Initial Notes and Additional Notes and Warrants registered for sale by the registration statement of which this prospectus is part of will be sold, and (b) no other shares of ordinary shares are acquired or sold by the Selling Shareholder prior to completion of this offering. However, the Selling Shareholder is not obligated to sell all or any portion of the shares of our ordinary shares offered pursuant to this prospectus.

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PLAN OF DISTRIBUTION

We are registering the ordinary shares issuable upon conversion of the Notes and exercise of the Warrants to permit the resale of these ordinary shares by the holders of the Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of the ordinary shares, although we will receive the exercise price of any warrants not exercised by the Selling Shareholder on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

The Selling Shareholder may sell all or a portion of the ordinary shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell ordinary shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.

In addition, the Selling Shareholder may transfer the ordinary shares by other means not described in this prospectus. If the Selling Shareholder effects such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the ordinary shares for whom it may act as agent or to whom it may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the ordinary shares or otherwise, the Selling Shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares in the course of hedging in positions they assume. The Selling Shareholder may also sell ordinary shares short and deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholder may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.

The Selling Shareholder may pledge or grant a security interest in some or all of the Note, Warrants or ordinary shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholder also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholder and any broker-dealer participating in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

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At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the Selling Shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

We will pay all expenses of the registration of the ordinary shares pursuant to the registration rights agreement, estimated to be $36,372 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholder against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the Selling Shareholder will be entitled to contribution. We may be indemnified by the Selling Shareholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

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TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of the shares or on an instrument of transfer in respect of a share, except that stamp duty will be payable on an instrument of transfer if it is executed in, or an original copy or brought into, the Cayman islands.

United States Federal Income Tax Considerations

Information regarding United States Federal Income Tax Considerations is set forth under the heading “10.E. Taxation - United States Federal Income Tax Considerations” in our 2022 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$5,927
Legal fees and expenses	$25,000
Accounting fees and expenses	$8,000
Miscellaneous	$2,000
Total	$40,927

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended June 30, 2022, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since June 30, 2022.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Mourant Ozannes (Cayman) LLP.

EXPERTS

The consolidated financial statements for the years ended June 30, 2022 and 2021, incorporated by reference in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

The consolidated financial statements for the year ended June 30, 2020, incorporated by reference in this prospectus have been so included in reliance on the report of Prager Metis CPAs LLC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Prager Metis CPAs LLC is located at 401 Hackensack Avenue, 4th floor, Hackensack, NJ 07601.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located in the United States. However, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce against them, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by our counsel as to Cayman Islands law that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters (other than in relation to arbitral awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands. We have also been advised by our counsel as to Cayman Islands law that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt at common law in the Grand Court of the Cayman Islands.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended June 30, 2022, filed with the SEC on August 25, 2022;
●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on September 6, 2022, September 7, 2022, September 27, 2022, October 25, 2022, and October 26, 2021;
●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on September 15, 2017, and any amendment or report filed for the purpose of updating such description;
●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and
●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Bit Origin Ltd

375 park Ave, Fl 1502

New York, NY 10152

347-556-4747

ir@bitorigin.io

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own willful neglect or default. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 9.	Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1	Amended and Restated Memorandum and Articles of Association of Bit Origin Ltd. (incorporated herein by reference to Exhibit 1.1 to our report of foreign private issuer on Form 6-K filed with the SEC on September 27, 2022)
4.1	Form of Warrant to Purchase Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
4.2	Form of Senior Secured Convertible Note (incorporated herein by reference to Exhibit 4.2 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
5.1*	Opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands counsel of the Company, regarding the validity of the ordinary shares being registered
10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.2	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.3	Form of Security and Pledge Agreement (incorporated herein by reference to Exhibit 10.3 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
10.4	Form of Guaranty (incorporated herein by reference to Exhibit 10.4 to our report of foreign private issuer on Form 6-K filed with the SEC on October 25, 2022)
23.1*	Consent of WWC, P.C.
23.2*	Consent of Prager Metis CPAs LLC
23.3*	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
107*	Filing Fee Table

* Filed herewith

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Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 21, 2022.

Bit Origin Ltd

Date: November 21, 2022	By:	/s/ Lucas Wang
Lucas Wang
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: November 21, 2022	By:	/s/ Xia Wang
Xia Wang
Chief Financial Officer (Principal Financial and Accounting Officer)

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Lucas Wang	Chairman of the Board and Chief Executive Officer	November 21, 2022
Lucas Wang	(Principal Executive Officer)

/s/ Xia Wang	Chief Financial Officer	November 21, 2022
Xia Wang	(Principal Financial Officer and Principal Accounting Officer)

/s/ Erick W. Rengifo	Director and Chief Strategy Officer	November 21, 2022
Erick W. Rengifo

/s/ K. Bryce Toussaint	Director	November 21, 2022
K. Bryce Toussaint

/s/ Scott Silverman	Director	November 21, 2022
Scott Silverman

/s/ Xiaping Cao	Director	November 21, 2022
Xiaping Cao

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-3, in the City of New York, New York, on November 21, 2022.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.

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